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                                                                    EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in First Financial Management Corporation's Registration Statement No. 2-96064 of Form S-8 filed February 26, 1985, its Registration Statement No. 33-18541 on Form S-8 filed November 17, 1987, and its Registration Statement No. 33-37532 on Form S-8 filed November 5, 1990 of our report dated May 5, 1995 (June 13, 1995 as to Note 11) appearing in this Annual Report on Form 11-K of the FFMC Savings Plus Plan for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 27, 1995


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